Exhibit 3.27

FILED # C16726-03

DEAN HELLER
Secretary of State
202 North Carson Street	Articles of
Carson City, Nevada 89701-4281	Incorporation	JUL 14 2003
(775) 684 5708	(PURSUANT TO NRS 78)	[ILLEGIBLE]

Important: Read Attached Instructions before completion.	[ILLEGIBLE]

1. Name of Corporation:	Met-Rx USA, Inc.

2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)
Name
The Corporation Trust Company	City	Zip
Physical	[ILLEGIBLE]	NEVADA	89511
Street Address 6100 Neil Road	City	STATE	Zip
ADDTIONAL MAILING ADDRESS

3. Shares: (No of shares corporation authorized to issue)	Number of shares with par value:	Par value:	Number of shares without par value:
2,500,000	$.01	n/a

4. Name, Address, Number of Board of Directors/Trustees:	The First Board of Directors Trustees shall consist of	[ILLEGIBLE]
1. Name

Street Address	City	State	Zip

2. Name	[ILLEGIBLE]

Street Address	City	State	Zip
[ILLEGIBLE]	[ILLEGIBLE]	FL	[ILLEGIBLE]

3. Name	[ILLEGIBLE]

Street Address	City	State	Zip
[ILLEGIBLE]	[ILLEGIBLE]	FL	[ILLEGIBLE]
4. Name
Street Address	CITY	State	Zip

5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be: [ILLEGIBLE]

6. Other Matters: [ILLEGIBLE]	Number of additional pages:

7. Names, Address and Signature of Incorporator. [ILLEGIBLE]	Gay E. Snyder, Esq.	/s/ [ILLEGIBLE]
Signature
NAME
STREET ADDRESS	City	State	Zip
[ILLEGIBLE]	[ILLEGIBLE]	IL	60681

/s/ [ILLEGIBLE]
NAME	Signature
STREET ADDRESS	City	State	Zip

8. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.

Jeffrey R. Graves Assistant Secretary
/s/ [ILLEGIBLE]
Authorized Signature of R.A. or On Behalf of R.A. Company	Date	7/10/03

This form must be accompanied by appropriate fees. See attached fee schedule.